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As filed with the Securities and Exchange Commission on April 18, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction Incorporation or organization)	77-0319159 (IRS Employer of Identification No.)

3380 CENTRAL EXPRESSWAY
SANTA CLARA, CA 95051
(Address of principal executive offices) (Zip Code)

AFFYMETRIX, INC. 1998 STOCK INCENTIVE PLAN
(Full title of the Plan)

VERN NORVIEL
SENIOR VICE PRESIDENT, GENERAL COUNSEL and CORPORATE SECRETARY
AFFYMETRIX, INC.
3380 CENTRAL EXPRESSWAY
SANTA CLARA, CA 95051
(Name and address of agent for service)

(408) 731-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)

Common Stock (par value $.01)	1,600,000	$82.16	$131,461,779.17	$32,865.44

(1)
This Registration Statement covers shares of Common Stock of Affymetrix, Inc. (the "Registrant") which may be offered or sold pursuant to the Affymetrix, Inc. 1998 Stock Incentive Plan (the "Plan"). The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. The Registration Statement also relates to the Rights to purchase shares of Series B Junior Participating Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, October 15, 1998, pursuant to the Registrant's Rights Agreement dated as of October 15, 1998, as amended. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock, and will be transferred with and only with such stock.

(2)
The Registrant previously filed a registration statement on Form S-8 on August 19, 1999 under file number 333-85575 ("Prior Registration Statement") identifying 1,000,000 shares to be registered in connection with the Plan. On March 9, 2000, the Board of Directors of the Registrant increased the number of shares authorized under the Plan by 800,000 shares. Adjusted for the 2 for 1 stock split effective August 21, 2000, the number of shares authorized under the Plan is 3,600,000 and the number of shares previously registered is 2,000,000, resulting in the required registration of 1,600,000 additional shares. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Registrant hereby registers this additional number of shares.

(3)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the sum of (a) the aggregate offering price with respect to 1,545,000 stock options for which the exercise price is known, and (b) 55,000 stock options for which the exercise price is not known muliplied by the the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on April 11, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Prior Registration Statement filed with the Securities and Exchange Commission (the "SEC") on August 19, 1999, as amended by the Post-Effective Amendment to the Prior Registration Statement filed with the SEC on April 18, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 18th day of April, 2001.

AFFYMETRIX, INC.
By:
/s/ VERN NORVIEL Vern Norviel Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

    That the undersigned officers and directors of Affymetrix, Inc., a Delaware corporation, do hereby constitute and appoint Stephen P.A. Fodor and Vern Norviel, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN P.A. FODOR Stephen P.A. Fodor, Ph.D.	Chief Executive Officer and Chairman of the Board	April 18, 2001
/s/ EDWARD M. HURWITZ Edward M. Hurwitz	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 18, 2001
/s/ JOHN D. DIEKMAN John D. Diekman, Ph.D.	Director	April 18, 2001

/s/ PAUL BERG Paul Berg, Ph.D.	Director	April 18, 2001
/s/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr.	Director	April 18, 2001
/s/ DAVID B. SINGER David B. Singer	Director	April 18, 2001
/s/ LUBERT STRYER Lubert Stryer, M.D.	Director	April 18, 2001
/s/ JOHN A. YOUNG John A. Young	Director	April 18, 2001

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Vern Norviel, Esq., Senior Vice President, General Counsel, and Corporate Secretary
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Vern Norviel, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
99.1	First Amendment to Affymetrix, Inc. 1998 Stock Incentive Plan

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX